                                                                      Exhibit 10



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 9, 2005, relating to the financial statements and financial highlights, which appears in the October 31, 2005 Annual Report to Shareholders of Janus Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
February 24, 2006